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                                                                      Exhibit 9B
                         COLUMBIA HIGH YIELD FUND, INC.

                      AMENDMENT TO TRANSFER AGENT AGREEMENT

                                 JANUARY 1, 1997

     The Transfer Agent Agreement dated as of August 16, 1993, between Columbia High Yield Fund, Inc. and Columbia Trust Company (the "Agreement") is amended as follows:

1. The Basic Fee under Schedule B of the Agreement is revised to $18.00 per account per year. With respect to accounts closed during the year, the Basic Fee shall be prorated based on the number of months the account was open, including the month in which the account was closed.

2.   This Amendment is effective January 1, 1997.


                              COLUMBIA HIGH YIELD FUND, INC.


                              By  /s/ George L. Hanseth
                                  --------------------------------
                              Title:  Senior Vice President

                              COLUMBIA TRUST COMPANY


                              By  /s/ John A. Kemp
                                  --------------------------------
                              Title:  Senior Vice President